UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2017, Tyson Foods, Inc. (the “Company”) announced that Dennis Leatherby would relinquish and transition the duties of Executive Vice President and Chief Financial Officer of the Company, effective February 10, 2018 (the “Effective Date”), to Stewart T. Glendinning, who was appointed by the Company’s Board of Directors on November 6, 2017 to succeed Mr. Leatherby. Mr. Glendinning will assume the duties of Executive Vice President and Chief Financial Officer of the Company on the Effective Date. As discussed further below, Mr. Glendinning is anticipated to join the Company on December 11, 2017 (the “Start Date”), and will serve as Executive Vice President until the Effective Date. To assist in the orderly transition of the Chief Financial Officer position, the Company anticipates that Mr. Leatherby will remain an employee of the Company until April 6, 2018 (the “Separation Date”).

In connection with this announcement, the Company anticipates entering into a separation and release agreement (the “Separation and Release Agreement”) with Mr. Leatherby. Pursuant to the anticipated Separation and Release Agreement, Mr. Leatherby will be entitled to receive the following: (i) his 2017 annual performance incentive payment under the Company’s annual performance incentive plan (the “Executive Incentive Plan”), if any, dependent on the Company’s attainment of the 2017 performance goals established by the Compensation and Leadership Development Committee; (ii) a prorated portion of his target 2018 annual performance incentive payment; (iii) with respect to restricted stock with performance criteria and performance stock awards held by Mr. Leatherby at the Separation Date, the awards will vest on a pro-rata basis determined by taking the total number of days Mr. Leatherby was employed during the vesting period divided into the total number of days of the same period, but only to the extent the performance criteria are satisfied; (iv) with respect to stock options held by Mr. Leatherby at the Separation Date, such grants will vest 100%, and Mr. Leatherby will have one year from the Separation Date to exercise the vested options; (v) the Company will continue to pay the annual life insurance premiums (plus a tax gross-up based on the withholding rates for supplemental wages) under the Executive Life Insurance Program for Mr. Leatherby through March 11, 2019; (vi) the Company will continue paying Mr. Leatherby’s base salary for a period of two years after the Separation Date; (vii) Company-subsidized health coverage under COBRA for up to eighteen months; and (viii) outplacement services provided at the Company’s expense for a period of up to twelve months following the Separation Date. Upon the Separation Date, Mr. Leatherby will also be entitled to receive accrued benefit amounts payable pursuant to the Company’s qualified retirement plan, the Employee Stock Purchase Plan and nonqualified plans, in accordance with the terms thereof.

Mr. Glendinning, age 52, has served as President and Chief Executive Officer of the Molson Coors International business unit of Molson Coors Brewing Company (NYSE: TAP; TSX: TPX), one of the world's largest brewers, since October 2016. Prior to his current appointment, Mr. Glendinning has served in various other roles at Molson Coors Brewing Company since 2005, including as President and Chief Executive Officer of Molson Coors Canada from January 2013 to October 2016, President and Chief Executive Officer of Molson Coors UK from June 2012 to January 2013, Chief Financial Officer for Molson Coors Brewing Company from July 2008 to June 2012, and Chief Financial Officer for Coors Brewers Limited (now known as Molson Coors UK) from 2005 to July 2008. Mr. Glendinning also served with various organizations within the U.S. Naval Reserve. Mr. Glendinning has served as a director of The North West Company Inc. (TSX: NWC) since November 2014.

In connection with his employment, the Company anticipates entering into an offer letter and an employment agreement (collectively, the “Employment Agreement”) with Mr. Glendinning. Pursuant to the anticipated Employment Agreement, Mr. Glendinning will receive an annual base salary of $725,000, with a sign-on bonus of $2,700,000, which Mr. Glendinning will be required to repay should he (i) voluntarily terminate his employment with the Company prior to the two-year anniversary of the Start Date or (ii) not relocate and establish a permanent residence in the Northwest Arkansas area prior to the one-year anniversary of the Start Date.

Additionally, effective as of the Start Date, Mr. Glendinning will be eligible to participate in the Executive Incentive Plan, as well as the Company’s long-term equity incentive program (“LTI Program”) under the Company’s 2000 Stock Incentive Plan (the “Stock Incentive Plan”). His 2018 Executive Incentive Plan payout opportunity will be equal to 110% of his base salary at the target level of performance, prorated based on the Start Date. His 2018 LTI Program opportunity will be equal to $1,700,000 at target level, prorated based on the Start Date, with the dollar value of equity compensation being weighted 25%, 25% and 50% among stock options, restricted stock with performance criteria and performance stock, respectively. Specifically, effective the Start Date, it is anticipated that the Compensation and Leadership Development Committee will approve an equity award to Mr. Glendinning under the Stock Incentive Plan equal to $1,600,000 on the grant date, with the dollar value thereto being weighted 25%, 25% and 50% among stock options, restricted stock with performance criteria and performance stock, respectively. Effective the Start Date, it is anticipated that the Compensation and Leadership Development Committee will also approve a stock option award to Mr. Glendinning under the Stock Incentive Plan with a target value of $300,000, which will vest on the three-year anniversary of the Start Date.

Mr. Glendinning will also be eligible for the Executive Rewards Allowance (ERA), which will provide him with an annual cash allowance of $12,000, prorated based on the Start Date. The ERA is taxable income to Mr. Glendinning and can be used for an array of items based on the needs of him and his family. Mr. Glendinning will also receive relocation benefits in accordance with Company policy.

Furthermore, upon signing the anticipated Employment Agreement, Mr. Glendinning will also receive a one-time payment of $1,000 as additional consideration for signing an employment agreement with the Company.

There are no other arrangements or understandings between Mr. Glendinning and any other persons pursuant to which he was selected as the Company’s Executive Vice President or Executive Vice President and Chief Financial Officer. Additionally, there are no transactions involving the Company and Mr. Glendinning that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

A copy of the press release announcing the Chief Financial Officer transition described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Tyson Foods, Inc. on November 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.
Date: November 8, 2017

By:	/s/ R. Read Hudson
Name:	R. Read Hudson
Title:	Vice President, Secretary and Associate General Counsel